EXHIBIT 2

                            STOCK PURCHASE AGREEMENT
                            ------------------------

                  STOCK PURCHASE AGREEMENT ("Agreement") dated as of November 25, 1998 between REDAM LLC, a limited liability company organized under the laws of Delaware ("Seller"), and EMPUSA LLC, a limited liability company organized under the laws of Delaware ("Buyer").

                               A G R E E M E N T:
                               - - - - - - - - -

                  NOW, THEREFORE, in consideration of the mutual and dependent promises set forth herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                THE TRANSACTIONS
                                ----------------

                  1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below) Buyer shall purchase from Seller, and Seller shall sell to Buyer, the 8,617,017 shares (the "Shares") of common stock (the "Common Stock"), par value $.01 per share, of Brylane, Inc., a Delaware corporation ("Brylane"), owned by Seller. The purchase price to be paid by Buyer to Seller for the Shares to be sold and purchased hereunder shall be $20.00 per share of Common Stock (the "Purchase Price"). The Purchase Price and the number of Shares to be purchased and sold hereunder shall be adjusted to give effect to any stock splits, stock dividends, recapitalizations and similar transactions declared or occurring between the date hereof and Closing.

                  1.2 Closing. At the Closing (a) Buyer will wire transfer in same day funds to account set forth in writing by Seller the sum of $172,340,340 in payment of the Purchase Price for the Shares to be purchased by Buyer, and
(b) Seller shall deliver a certificate or certificates to Buyer, representing the Shares purchased thereby, duly endorsed for transfer in blank (the "Certificates") with stock transfer stamps attached. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 16:00 o'clock, London, United Kingdom time, at the offices of Seller's counsel (or at such other place as the parties may agree) no earlier than November 25, 1998 and no later than December 1, 1998. Buyer's obligation to consummate the Closing shall be subject to (i) the representations and warranties of Seller contained herein having been true and correct in all respects on the date hereof and on and as of the Closing date with the same effect as if such representations and warranties had been made on and as of the Closing date, (ii) receipt by Buyer at the Closing of a certificate of an appropriate officer of Seller dated as of the Closing date to the effect of the matters set forth in clause (i) of this sentence and (iii) receipt of all regulatory approvals required or deemed advisable by Buyer. Seller's obligation to consummate the Closing shall be subject to (i) the representations and warranties of Buyer contained herein having been true and correct in all respects on the date hereof and on and as of the Closing date with the same effect as if such representations and warranties

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had been made on and as of the Closing date, (ii) receipt by Seller at the
Closing of a certificate of an appropriate officer of Buyer dated as of the Closing date to the effect of the matters set forth in clause (i) of this sentence and (iii) receipt of all regulatory approvals required or deemed advisable by Seller.

                  1.3 Fees and Expenses. Buyer and Seller shall each be responsible for the fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

                  1.4 Assignment. Buyer may assign its right to purchase the Shares to any one or more direct or indirect majority-owned subsidiaries, or affiliates controlled by Buyer; provided that no such assignment shall relieve Buyer of its obligations hereunder to the extent that the assignee fails to fulfill the same.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

                  Buyer represents and warrants to Seller as follows:

                  2.1 Authority. Buyer has full power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Buyer. No other action on the part of Buyer is necessary to authorize the execution and delivery of this Agreement by Buyer or the performance by Buyer of its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding agreement of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

                  Seller represents and warrants to Buyer as follows:

                  3.1 Authority. Seller has full power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller. No

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

other action on the part of Seller is necessary to authorize the execution and delivery of this Agreement by Seller or the performance by Seller of its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.2 Title to Shares. Seller has good, valid and marketable title to the Shares of Common Stock, free and clear of any Encumbrances (as defined below). At the Closing, Buyer will acquire all of Seller's right, title and interest in and to, and will have good, valid and marketable title to the Shares of Common Stock from Seller, free and clear of any and all security interests, liens, claims, pledges, encumbrances or other rights or claims of any other person of any kind or any preemptive or similar rights (collectively, "Encumbrances"). The Shares constitute all of the shares of capital stock of Brylane owned or held by Seller as of the date of this Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

                  4.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid, return receipt requested) or transmitted by facsimile (with receipt confirmed) to the parties at the addresses and numbers set forth below or at such other addresses or numbers as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date actually received. Notices to Seller shall be addressed to:

                  REDAM LLC
                  150 Alhambra Circle
                  Coral Gables, Florida  33134
                  Attention:  John Fullerton
                  Telecopy Number: (305) 446-8128

         with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  David A. Katz, Esq.
                  Telecopy Number:  (212) 403-2000

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

Notices to Buyer shall be addressed to:

                  EMPUSA LLC
                  150 Alhambra Circle
                  Coral Gables, Florida  33134
                  Attention:  Mike Hawker and F.W. Oakes
                  Telecopy Number:  (011) 44-127-476-3816

         with a copy to:

                  Walker Morris Solicitors
                  21 King Street
                  Leeds LS1 2H2
                  Attention:  M. F. Taylor
                  Telecopy Number:  (011) 44-113-245-9412

                  4.2 Publicity. Except as may be required by applicable law, so long as this Agreement is in effect, Buyer and Seller shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

                  4.3 Headings; Entire Agreement; Counterparts; Amendments; Third Party Beneficiaries. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement is not intended to confer upon any other person other than the Parties hereto any rights or remedies hereunder.

                  4.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Subject to Section 1.4, neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties.

                  4.5 Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York, without reference to the conflict of laws principles thereof.

                  4.6 Specific Performance. The parties hereto shall acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with

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

its terms, and therefore agree that the parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

                  4.7 Termination. This Agreement may be terminated at any time prior to the Closing by written notice to the other party hereto (i) by mutual agreement of Seller and Buyer or (ii) by either Seller or buyer if the Closing has not occurred by December 15, 1998.


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

                  IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be signed by a duly authorized officer as of the date first written above.

                                    REDAM LLC


                                    By:   /s/ John Fullerton
                                       ----------------------------------------
                                       Name:  John Fullerton
                                       Title:  Manager


                                    EMPUSA LLC


                                    By:   /s/ Mike Hawker
                                       ----------------------------------------
                                       Name:  Mike Hawker
                                       Title:  Manager

                                    By:   /s/ F.W. Oakes
                                       ----------------------------------------
                                       Name:  F.W. Oakes
                                       Title:  Manager and Secretary



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